EXHIBIT 32.1

                CERTIFICATION REQUIRED BY 18 U.S.C. SECTION 1350

In connection with the filing of the Quarterly Report on Form 10-Q for the three month and nine month periods ended September 30, 2003 (the "Report") by SmartServ Online, Inc. ("Registrant"), each of the undersigned hereby certifies that:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                                 /S/  ROBERT M. PONS
                                                 -------------------------------
                                                 Robert M. Pons
                                                 Interim Chief Executive Officer
                                                 Dated: December 11, 2003

                                                 /S/  THOMAS W. HALLER
                                                 -------------------------------
                                                 Thomas W. Haller
                                                 Sr. Vice President, Chief
                                                 Financial Officer & Treasurer
                                                 Dated: December 11, 2003

 A signed original of this written statement required by 18 U.S.C. SECTION 1350 has been provided to SmartServ Online, Inc. and will be retained by SmartServ Online, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.